Exhibit 10.4

DOCUMENT PREPARED BY

AND WHEN RECORDED, RETURN TO:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street, Suite 2400

Charlotte, North Carolina 28202

Attention: James P. Carroll, Esq.

[ ],
as grantor
(Individual Borrower)

to

[ ], as trustee
(Trustee)

for the benefit of

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as beneficiary on behalf of each Lender
(Agent)

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

Dated: As of July 31, 2015

Address:

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY

AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made as of this 31st day of July, 2015, by [                            ], a Delaware [                        ], having its principal place of business at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, as grantor (“Individual Borrower”), to [                                  ] (“Trustee”), having an address at [                                                ], as trustee, for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, having an address at Wells Fargo Center, 1901 Harrison Street, 2nd Floor, Oakland, California 94612, as administrative agent (in such capacity, together with its successors and assigns, “Agent”) for the benefit of the lenders party to the Loan Agreement (as defined below) from time to time (individually and collectively as the context may require, and together with such other co-lenders as may exist from time to time, “Lender”).

W I T N E S S E T H:

WHEREAS, this Security Instrument is given to secure a loan (the “Loan”) in the maximum aggregate principal sum of FOUR HUNDRED NINETY-FIVE MILLION FOUR HUNDRED THIRTY-NINE THOUSAND AND No/100 DOLLARS ($495,439,000.00) advanced pursuant to that certain Loan Agreement, dated as of the date hereof, between the parties identified on the signature pages thereof, collectively as Borrower (each individually or collectively as the context may require, “Borrower”), each Lender and Agent (as the same may be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”) and evidenced by the Note (as defined in the Loan Agreement);

WHEREAS, Individual Borrower desires to secure the payment of the Debt (as defined in the Loan Agreement), which has an aggregate maximum principal amount of $495,439,000.00 and the performance of all of the obligations of Borrower under the Note, the Loan Agreement and the other Loan Documents (as herein defined); and

WHEREAS, this Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement, and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are intended to be, and are hereby, secured by this Security Instrument (the Loan Agreement, the Note, this Security Instrument and all other documents evidencing or securing the Debt or executed or delivered in connection therewith, are hereinafter referred to collectively as the “Loan Documents”).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Security Instrument:

ARTICLE 1 - GRANTS OF SECURITY

Section 1.1      Property Mortgaged.        Individual Borrower does hereby irrevocably grant, bargain, sell, pledge, assign, warrant, transfer and convey to Trustee and its successors and assigns, in trust, with the power of sale, for the benefit of Agent on behalf of each Lender, as beneficiary in trust and their successors and assigns all of Individual Borrower’s right, title and interest in and to the following property, rights, interests and estates, whether now owned or hereafter acquired by Individual Borrower (collectively, the “Property”):

(a)        Land.   The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b)        Additional Land.   All additional lands, estates and development rights (to the extent assignable), in each instance, hereafter acquired by Individual Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental deed of trust or otherwise, be expressly made subject to the lien of this Security Instrument;

(c)        Improvements.           The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d)        Easements.  All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights (to the extent assignable), and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Individual Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e)        Equipment.   All “goods” and “equipment,” as such terms are defined in Article 9 of the Uniform Commercial Code (hereinafter defined), now owned or hereafter acquired by Individual Borrower, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Individual Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under Leases (hereinafter defined) or guests or invitees at the Property except to the extent that Individual Borrower shall have any right or interest therein;

(f)        Fixtures.  All Equipment now owned, or the ownership of which is hereafter acquired, by Individual Borrower which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Individual Borrower’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”; the Land, the Improvements and the Fixtures are collectively referred to as the “Real Property”). Notwithstanding the foregoing, “Fixtures” shall not include any property which tenants are entitled to remove pursuant to Leases, except to the extent that Individual Borrower shall have any right or interest therein;

(g)        Personal Property.    All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever as defined in and subject to the provisions of the Uniform Commercial Code, whether tangible or intangible, other than Fixtures, which are now or hereafter owned by Individual Borrower and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Individual Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above. Notwithstanding the foregoing, “Personal Property” shall not include any personal property belonging to tenants under Leases or guests or invitees at the Property (as hereinafter defined);

(h)        Leases and Rents.    All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into (collectively, the “Leases”), whether before or after the filing by or against Individual Borrower of any petition for relief under 11 U.S.C. § 101 et seq., as the same may be amended from time to time (the “Bankruptcy

Code”) and all right, title and interest of Individual Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Individual Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds, to the extent assignable, from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(i)        Condemnation Awards.   All Awards which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(j)        Insurance Proceeds.    All Insurance Proceeds in respect of the Property under any Policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any Policies, judgments, or settlements made in lieu thereof, in connection with a Casualty to the Property;

(k)        Tax Certiorari.     All refunds, rebates or credits in connection with reduction in Taxes or Other Charges charged against the Property;

(l)         Conversion.  All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, Insurance Proceeds and Awards, into cash or liquidation claims;

(m)        Rights.   The right, in the name and on behalf of Individual Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Agent in the Property;

(n)        Agreements.      To the extent assignable, all agreements, contracts, certificates, instruments, franchises, permits, licenses (to the extent permitted by applicable law), plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or any business or activity conducted on the Land and any part thereof and all right, title and interest of Individual Borrower therein and thereunder, including, without limitation, the right, upon the occurrence and during the continuation of an Event of Default under the Loan Agreement, to receive and collect any sums payable to Individual Borrower thereunder;

(o)        Trademarks.      To the extent assignable, all tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(p)        Accounts.     All reserves, escrows and deposit accounts maintained by Individual Borrower with respect to the Property, including, without limitation, all accounts established or maintained pursuant to (i) the Cash Management Agreement and (ii) the Lockbox Agreement; together with all deposits or wire transfers made to such accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;

(q)        Letter of Credit.    All letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) Individual Borrower now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.1;

(r)        Tort Claims.   All commercial tort claims Individual Borrower now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.1;

(s)        Interest Rate Protection Agreement.        The Interest Rate Protection Agreement, including, but not limited to, all “accounts”, “chattel paper”, “general intangibles” and “investment property” (as such terms are defined in the Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing; and all products and proceeds of any of the foregoing ; and

(t)        Other Rights.   Any and all other rights of Individual Borrower in and to the items set forth in Subsections (a) through (s) above.

Section 1.2      Assignment of Rents.    Individual Borrower hereby absolutely and unconditionally assigns to Agent, for the benefit of each Lender, and Trustee all of Individual Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Individual Borrower that this assignment constitutes a present, absolute and irrevocable assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Cash Management Agreement and Section 7.1(h) of this Security Instrument, Agent grants to Individual Borrower a revocable license to collect, receive, use and enjoy the Rents and Individual Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

Section 1.3      Security Agreement.    This Security Instrument is both a real property deed of trust and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Individual Borrower in the Property. By executing and delivering this Security Instrument, Individual Borrower hereby grants to Agent, for the benefit of each Lender, and Trustee, in trust for the benefit of Lender, as security for the Obligations (hereinafter defined), a security interest in the Fixtures (including in any event all “fixtures” (as defined in Article 9 of the Uniform Commercial Code) located on the Land), the Equipment and the Personal Property and other property constituting the Property, whether now owned or hereafter acquired, to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default shall occur and be continuing, Agent, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Agent may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Agent after the occurrence and during the continuance of an Event of Default, Individual Borrower shall, at its expense, assemble the Collateral and make it available to Agent at a convenient place (at the Land if tangible property) reasonably acceptable to Agent. Individual Borrower shall pay to Agent within three (3) Business Days after written demand therefor, any and all out of pocket expenses, including reasonable third party legal expenses and attorneys’ fees of outside counsel, incurred or paid by Agent in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by Agent with respect to the Collateral sent to Individual Borrower in accordance with the provisions hereof at least ten (10) business days prior to such action, shall, except as otherwise provided by applicable law, constitute commercially reasonable notice to Individual Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Agent to the payment of the Debt in such priority and proportions as Agent in its discretion shall deem proper. Individual Borrower’s (debtor’s) principal place of business is as set forth on page one hereof and the address of Agent (secured party) is as set forth on page one hereof.

Section 1.4      Fixture Filing.      Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Security Instrument upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

Individual Borrower hereby authorizes Agent at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, as applicable to all or part of the fixtures or Personal Property for purposes of evidencing the security interests granted to Agent, for the benefit of each Lender, hereunder. For purposes of such filings, Individual Borrower agrees to furnish any information requested by Agent promptly upon request by Agent. Individual Borrower also ratifies its authorization for Agent to have filed any like initial financing statements, amendments thereto and continuation statements. Individual Borrower hereby irrevocably constitutes and appoints Agent and any officer or agent of Agent, with full power of substitution, as its true and lawful attorneys- in-fact with full irrevocable power and authority in the place and stead of Individual Borrower or in Individual Borrower’s own name to, upon the occurrence and during the continuation of an Event of Default, execute in Individual Borrower’s name any documents and otherwise to carry out the purposes of this Section 1.4, to the extent that Individual Borrower’s authorization above is not sufficient. To the extent permitted by law, Individual Borrower hereby ratifies all acts said attorneys-in-fact shall lawfully do or cause to be done in the future by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable.

Section 1.5      Pledges of Monies Held.  Individual Borrower hereby pledges to Agent, for the benefit of each Lender, any and all monies now or hereafter held by Agent or on behalf of Agent or Lender, including, without limitation, any sums deposited in the Lockbox Account, the Cash Management Account, the Reserve Funds and Net Proceeds, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto Trustee for and on behalf of Agent, for the benefit of each Lender, and to the use and benefit of Agent, on behalf of each Lender, and Trustee and their respective successors and assigns, forever, pursuant to the terms and conditions set forth herein and in the Loan Documents;

IN TRUST, WITH POWER OF SALE, to secure payment to Agent, for the ratable benefit of each Lender, of the Obligations at the time and in the manner provided for its payment in the Loan Agreement, the Note and in this Security Instrument.

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall pay to Lender the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, shall perform the Other Obligations (hereinafter defined) as set forth in this Security Instrument and shall abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Individual Borrower’s obligation to indemnify and hold harmless Agent and Lender pursuant to the provisions hereof shall survive any such payment or release except as set forth in the last sentence of Section 9.5.

ARTICLE 2 - DEBT AND OBLIGATIONS SECURED

Section 2.1      Debt.     This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.

Section 2.2      Other Obligations.     This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following the amount of which, together with the Debt, does not exceed Four Hundred Ninety-Five Million Four Hundred Thirty-Nine Thousand and No/100 Dollars ($495,439,000.00) in the aggregate principal amount (collectively, the “Other Obligations”):

(a)        the payment of all amounts due and owing to Agent under the Loan Agreement;

(b)        the performance of all other obligations of Individual Borrower contained herein;

(c)        the performance of each obligation of Borrower contained in the Loan Agreement and any other Loan Document; and

(d)        the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

Section 2.3      Debt and Other Obligations.   The obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”

ARTICLE 3 - INDIVIDUAL BORROWER COVENANTS

Individual Borrower covenants and agrees that:

Section 3.1      Payment of Debt.   Individual Borrower will pay, or cause to be paid, the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.

Section 3.2      Incorporation by Reference.   All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3      Insurance.    Individual Borrower shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Individual Borrower and the Property as required pursuant to the Loan Agreement.

Section 3.4      Maintenance of Property.   Individual Borrower shall cause the Property to be maintained in a good and safe condition and repair, in all material respects, normal wear and tear excepted. The Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements) without the consent of Agent or as otherwise permitted pursuant to the Loan Agreement. Individual Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty or become damaged, worn or dilapidated, and shall complete and pay for any structure at any time in the process of construction or repair on the Land in each case as, and to the extent, provided for and governed by the provisions of the Loan Agreement.

Section 3.5      Waste.     Individual Borrower shall not commit or suffer any material waste of the Property or make any change in the use of the Property which reasonably might be expected to materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that reasonably might be expected to invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that reasonably might be expected to in any way materially impair the security of this Security Instrument. Individual Borrower will not, without the prior written consent of Agent, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.6      Payment for Labor and Materials.  (a) Subject to Section 3.6(b) hereof, Individual Borrower will promptly pay or cause to be paid when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”)

incurred in connection with the Property and not permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof except for the Permitted Encumbrances.

(b)        After prior written notice to Agent, Individual Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents, (ii) Individual Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Individual Borrower and from the Property or Individual Borrower shall have paid all of the Labor and Material Costs under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Individual Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (vi) Individual Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Agent, to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon.

Section 3.7      Performance of Other Agreements.   Individual Borrower shall observe and perform each and every term, covenant and provision to be observed or performed by Individual Borrower pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

Section 3.8      Change of Name, Identity or Structure.   Individual Borrower shall not change Individual Borrower’s name, identity (including its trade name or names) or, if not an individual, Individual Borrower’s corporate, partnership or other structure without notifying Agent of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Individual Borrower’s structure, without first obtaining the prior written consent of Agent, except as otherwise permitted pursuant to Section 5.2.10 of the Loan Agreement. Individual Borrower shall execute and deliver to Agent, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Agent to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Agent, Individual Borrower shall execute a certificate in form satisfactory to Agent listing the trade names under which Individual Borrower intends to operate the Property, and representing and warranting that Individual Borrower does business under no other trade name with respect to the Property.

Section 3.9      Title.   Individual Borrower has good and insurable fee simple title to the real property comprising part of the Property and good title to the balance of such Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan

Documents. This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority Lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. To Borrower’s knowledge, except as otherwise disclosed in the Title Insurance Policy or set forth in the schedules to the Loan Agreement, there are no claims for payment for work, labor or materials affecting the Property which are past due and are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents unless such claims for payments are being contested in accordance with the terms and conditions of the Loan Agreement or this Security Instrument.

Section 3.10      Letter of Credit Rights.   If Individual Borrower is at any time a beneficiary under a letter of credit relating to (i) any Major Lease or (ii) during the continuance of an Event of Default, any other lease or any of the properties, rights, titles and interests referenced in Section 1.1 of this Security Instrument now or hereafter issued in favor of Individual Borrower, then Individual Borrower shall promptly notify Agent thereof and, at the request and option of Agent, Individual Borrower shall use commercially reasonable efforts to, pursuant to an agreement in form and substance reasonably satisfactory to Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Agent, for the benefit of each Lender, of the proceeds of any drawing under the letter of credit or (ii) arrange for Agent, for the benefit of each Lender, to become the transferee beneficiary of the letter of credit, with Agent agreeing, in each case that the proceeds of any drawing under the letter of credit are to be applied as provided in Section 7.2 of this Security Instrument.

ARTICLE 4 - OBLIGATIONS AND RELIANCES

Section 4.1      Relationship of Individual Borrower and Agent.       The relationship between Individual Borrower (or any other Borrower) and Agent is solely that of debtor and creditor, and Agent has no fiduciary or other special relationship with Individual Borrower (or any other Borrower), and no term or condition of the Loan Agreement, the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Individual Borrower (or any other Borrower) and Agent to be other than that of debtor and creditor.

Section 4.2      No Reliance on Agent.  The general partners, members, principals and (if Individual Borrower is a trust) beneficial owners and affiliates of Individual Borrower are experienced in the ownership and operation of properties similar to the Property, and Individual Borrower and Agent are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Neither Individual Borrower nor any other Borrower is relying on Agent’s expertise, business acumen or advice in connection with the Property.

Section 4.3      No Agent Obligations.    (a) Notwithstanding the provisions of Subsections 1.1(h) and (n) or Section 1.2, Agent is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b)        By accepting or approving anything required to be observed, performed or fulfilled or to be given to Agent pursuant to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any Officer’s Certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or Policy, Agent shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Agent.

Section 4.4      Reliance.  Individual Borrower recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, Agent and Lender are expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Section 4.1 of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Agent; that such reliance existed on the part of Agent and Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Section 4.1 of the Loan Agreement.

ARTICLE 5 - FURTHER ASSURANCES

Section 5.1      Recording of Security Instrument, etc.    Individual Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a Lien or security interest or evidencing the Lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the Lien or security interest hereof upon, and the interest of Agent in, the Property. Individual Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 5.2     Further Acts, etc.     Individual Borrower will, at the cost of Individual Borrower, and without expense to Agent, do, execute, acknowledge and deliver all further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Agent or Trustee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Agent the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Individual Borrower may be or may hereafter become bound to convey or assign to Trustee or Agent, for the benefit of each Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements. Individual Borrower, on written demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Agent to execute in the name of Individual Borrower or without the signature of Individual Borrower to the extent Agent may lawfully do so, one or more financing statements to evidence more effectively the security interest of Agent in the Property. Such financing statements may describe the collateral in the same manner as described in this Security Instrument or may contain an indication or description of collateral that describes such property in any other manner, including, without limitation, all assets of the Individual Borrower, as the Agent may determine, in its sole discretion, is necessary or prudent to ensure the perfection of the security instrument in the collateral granted to the Agent, for the benefit of each Lender, in connection herewith. Individual Borrower grants to Agent an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Agent at law and in equity upon the occurrence, and during the continuance of an Event of Default, including without limitation such rights and remedies available to Agent pursuant to this Section 5.2. Notwithstanding anything to the contrary contained in the immediately preceding sentence, Agent shall not execute any documents as attorney-in-fact for Individual Borrower unless (a) Individual Borrower shall have failed or refused to execute the same within five (5) Business Days after Agent shall have given notice requesting execution thereof, or (b) an Event of Default has occurred and is continuing and in Agent’s good faith determination it would be materially prejudiced by the delay involved in making such request.

Section 5.3      Changes in Tax, Debt, Credit and Documentary Stamp Laws.  (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Agent’s interest in the Property, Individual Borrower will pay the tax, with interest and penalties thereon, if any (provided that nothing hereunder shall require Individual Borrower to pay any income tax imposed on Agent by reason of its interest in the Property). If Agent is advised in writing by counsel chosen by it that the payment of tax by Individual Borrower and/or Borrower would be unlawful or taxable to Agent or unenforceable or provide the basis for a defense of usury then Agent shall have the option by written notice of not less than one hundred eighty (180) days to declare the Debt immediately due and payable, provided, however, no Spread Maintenance Premium or penalty shall be due or payable in connection therewith and, provided further, that Agent shall not exercise such option if, within one hundred eighty (180) days of receipt by Individual Borrower of such written notice, Individual Borrower shall prepay the outstanding principal balance of the Loan in an amount equal to the Release Amount for the Property and otherwise in accordance with the terms and conditions of Section 2.6 of the Loan Agreement (provided that Section 2.6.1(a)(iv) shall not be applicable). No Spread Maintenance Premium or penalty shall be due or payable in connection with the foregoing prepayment, but if such prepayment of the Loan occurs on a day that is not a Payment Date, the Debt shall include all amounts of interest which would have accrued on the amount of the Loan to be paid through and including the last day of the Accrual Period related to the Payment Date next occurring following the date of such prepayment of the Loan, or, if such prepayment of the Loan occurs on a Payment Date, the Debt shall include all amounts of accrued and unpaid interest through and including the last day of the Accrual Period related to such Payment Date.

(b)        Individual Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Agent shall have the option, by written notice of not less than one hundred eighty (180) days, to declare the Debt immediately due and payable provided, however, no Spread Maintenance Premium or penalty shall be due or payable in connection therewith and, provided further, that Agent shall not exercise such option if, within one hundred eighty (180) days of receipt by Individual Borrower of such written notice, Individual Borrower shall prepay the outstanding principal balance of the Loan in an amount equal to the Release Amount for the Property and otherwise in accordance with the terms and conditions of Section 2.6 of the Loan Agreement (provided that Section 2.6.1(a)(iv) shall not be applicable). No Spread Maintenance Premium or penalty shall be due or payable in connection with the foregoing prepayment, but if such prepayment of the Loan occurs on a day that is not a Payment Date, the Debt shall include all amounts of interest which would have accrued on the amount of the Loan to be paid through and including the last day of the Accrual Period related to the Payment Date next occurring following the date of such prepayment of the Loan, or, if such prepayment of the Loan occurs on a Payment Date, the Debt shall include all amounts of accrued and unpaid interest through and including the last day of the Accrual Period related to such Payment Date.

(c)        If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Individual Borrower will pay for the same, with interest and penalties thereon, if any, provided that Individual Borrower will have the right to contest such amounts in accordance with the terms and conditions of the Loan Agreement.

Section 5.4     Severing of Mortgage.    This Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Agent and at Agent’s expense, be severed into two or more notes and two or more security instruments in such denominations as Agent shall determine in its sole discretion, each of which shall cover all or a portion of the Property to be more particularly described therein, provided that such severance does not increase, other than a de minimis amount, the obligations of Individual Borrower under the Loan Documents or diminish, other than a de minimis amount, any of the rights of Individual Borrower under the Loan Documents. To that end, Individual Borrower, upon written request of Agent and at Agent’s sole cost and expense, shall execute, acknowledge and deliver to Agent and/or its designee or designees, substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of this Security Instrument, and containing terms, provisions and clauses substantially the same as those contained herein and in the Note, and such other documents and instruments as may be required by Agent. The provisions of this Section 5.4 are subject to the provisions of the Loan Agreement.

Section 5.5      Replacement Documents.    Upon receipt of an affidavit of an officer of Agent as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Individual Borrower will issue, in lieu thereof, a replacement Note or other Loan Document to which it was originally a party, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

ARTICLE 6 - DUE ON SALE/ENCUMBRANCE

Section 6.1      Lender Reliance.  Individual Borrower acknowledges that Lender has examined and relied on the experience of Individual Borrower and its general partners, members, principals and (if Individual Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Individual Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Individual Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that should an Event of Default under the Loan Agreement be continuing, Agent, for the ratable benefit of each Lender, can recover the Debt by a sale of the Property.

Section 6.2      No Sale/Encumbrance.    Neither Individual Borrower nor any Restricted Party shall Transfer the Property or any part thereof or any interest therein or permit or suffer the Property or any part thereof or any interest therein to be Transferred other than as expressly permitted pursuant to the terms of the Loan Agreement.

ARTICLE 7 - RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1       Remedies.    Upon the occurrence and during the continuance of any Event of Default, Individual Borrower agrees that Agent may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Individual Borrower and in and to the Property, including, but not limited to, the following actions, each of which may, to the extent permitted under California law, be pursued concurrently or otherwise, at such time and in such order as Agent may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Agent:

(a)        declare the entire unpaid Debt to be immediately due and payable;

(b)        institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c)        with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(d)        sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Individual Borrower therein and rights of redemption thereof, pursuant to power of sale (if applicable under the laws of the State in which the Property is located), or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e)        institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

(f)        recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(g)        apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Individual Borrower and/or any other Borrower, any guarantor or indemnitor with respect to the Loan or of any Person liable for the payment of the Debt;

(h)        the license granted to Individual Borrower under Section 1.2 hereof shall automatically be revoked and Agent may, subject to compliance with applicable California law, enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Individual Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Individual Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Individual Borrower agrees to surrender possession of the Property and of such books, records and accounts to Agent upon demand, and thereupon Agent may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Agent deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Individual Borrower with respect to the Property, whether in the name of Individual Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants (subject to any non-disturbance agreements that Agent may have entered into with such tenants, if any), and demand, sue for, collect and receive all Rents; (v) require Individual Borrower to pay monthly in advance to Agent, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Individual Borrower; (vi) require Individual Borrower to vacate and surrender possession of the Property to Agent or to such receiver and, in default thereof, Individual Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Agent shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees of outside counsel) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Agent, its counsel, agents and employees;

(i)        exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment, the Personal Property or any part thereof, and to take such other measures as Agent may deem necessary for the care, protection and preservation of the Fixtures, the Equipment, and the Personal Property, and (ii) request Individual Borrower at its expense to assemble the Fixtures, the Equipment, and the Personal Property and make it available to Agent at a convenient place acceptable to Agent. Any notice of sale, disposition or other intended action by Agent with respect to the Fixtures, the Equipment, the Personal Property sent to Individual Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Individual Borrower;

(j)        apply any sums then deposited or held in escrow or otherwise by or on behalf of Agent in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its sole discretion:

(i)        Taxes and Other Charges;

(ii)       Insurance Premiums;

(iii)      Interest on the unpaid principal balance of the Note;

(iv)      Amortization of the unpaid principal balance of the Note; or

(v)       All other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including, without limitation, advances made by Agent or Lender pursuant to the terms of this Security Instrument;

(k)       pursue such other remedies as Agent may have under applicable law; or

(l)        apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Agent shall deem to be appropriate in its discretion.

In the event of a sale under this Section 7.1, by foreclosure, power of sale (if applicable under the laws of the State in which the Property is located) or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 7.2      Application of Proceeds.     Subject to the terms of the Loan Agreement and applicable law, upon the occurrence and during the continuance of an Event of Default, the purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Agent or Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Agent to the payment of the Debt in such priority and proportions as Agent in its discretion shall deem proper.

Section 7.3      Right to Cure Defaults.    Upon the occurrence and during the continuance of any Event of Default or if Individual Borrower or any other Borrower fails to make any payment as herein provided or as provided in the Loan Documents, Agent may remedy such Event of Default in such manner and to such extent as Agent may deem necessary to protect the security hereof, but without any obligation to do so and without notice to or demand on Individual Borrower or any other Borrower, and without releasing Individual Borrower from any obligation hereunder. Agent is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees of outside counsel to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Agent upon written demand. All such costs and expenses incurred by Agent in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Agent that such cost or expense was incurred to the date of payment to Agent. All such costs and expenses incurred by Agent together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon written demand by Agent therefor.

Section 7.4      Actions and Proceedings.     Subject to the terms of the Loan Agreement, Agent or Trustee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Individual Borrower, which Agent, in its discretion, decides should be brought to protect its interest in the Property.

Section 7.5      Recovery of Sums Required to Be Paid.   Subject to the terms of the Loan Agreement, Agent shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Agent or Trustee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Individual Borrower or any other Borrower existing at the time such earlier action was commenced.

Section 7.6      Examination of Books and Records.   Subject to the terms of the Loan Agreement, at reasonable times and upon reasonable prior notice, Agent, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Individual Borrower which reflect its financial condition, at the Property or at any office regularly maintained by Individual Borrower where the books and records are located. Agent and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable prior notice, but no more often than twice in any calendar year (unless there shall occur an Event of Default, in which event the aforementioned limitation shall no longer apply), Agent, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Individual Borrower pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Individual Borrower (or of any other Borrower) where the books and records are located. This Section 7.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.

Section 7.7      Other Rights, etc.   (a) The failure of Agent or Trustee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Individual Borrower shall not be relieved of Individual Borrower’s obligations hereunder by reason of (i) the failure of Agent or Trustee to comply with any request of Individual Borrower, any other Borrower or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Agent extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b)        It is agreed that the risk of loss or damage to the Property is on Individual Borrower, and Agent shall have no liability whatsoever for decline in value of the Property, except arising solely as a result of Agent’s gross negligence, willful misconduct, fraud or illegal acts, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Agent shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Agent’s possession.

(c)        During the continuance of an Event of Default, Agent may resort for the payment of the Debt to any other security held by Agent in connection with the Loan in such order and manner as Agent, in its discretion, may elect. During the continuance of an Event of Default, Agent or Trustee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Agent or Trustee thereafter to foreclose this Security Instrument. The rights of Agent or Trustee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Agent or Trustee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Neither Agent nor Trustee shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 7.8      Right to Release Any Portion of the Property.   Subject to the terms of the Loan Agreement, Agent may release any portion of the Property for such consideration as Agent may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Agent for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Agent may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 7.9      Violation of Laws.   Subject to the terms of the Loan Agreement, if the Property is not in material compliance with Legal Requirements, Agent may impose additional requirements upon Individual Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

Section 7.10    Recourse and Choice of Remedies.    To the extent permitted under California law, notwithstanding any other provision of this Security Instrument or the Loan Agreement, including, without limitation, Section 9.2 of the Loan Agreement, Agent and other Indemnified Parties (as hereinafter defined) are entitled to enforce the obligations of Individual Borrower or any other Borrower, any guarantor and indemnitor contained in Sections 8.2 and 8.3 herein without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure, exercise of a power of sale, or acceptance of a deed in lieu of foreclosure or otherwise, and upon the occurrence and during the continuation of an Event of Default, in the event Agent commences a foreclosure action against the Property, Agent and/or Trustee is entitled to pursue a deficiency judgment with respect to such obligations against Individual Borrower (but not any partner, member, shareholder, officer, director or agent of Individual Borrower), any other Borrower, and any guarantor or indemnitor with respect to the Loan. The provisions of Sections 8.2 and 8.3 herein are exceptions to any non-recourse or exculpation provisions in the Loan Agreement, the Note, this Security Instrument or the other Loan Documents, and Individual Borrower, any other Borrower and any guarantor or indemnitor with respect to the Loan are fully and personally liable for the obligations pursuant to Sections 8.2 and 8.3 herein. The liability of Individual Borrower, any other Borrower, and any guarantor or indemnitor with respect to the Loan pursuant to Sections 8.2 and 8.3 herein is not limited to the original principal amount of the Note. Notwithstanding the foregoing, to the extent permitted under California law, nothing herein shall inhibit or prevent Agent or Trustee from foreclosing, or exercising a power of sale pursuant to this Security Instrument or exercising any other rights and remedies pursuant to the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Individual Borrower pursuant to Sections 8.2 and 8.3 herein, whether or not action is brought against any other Borrower or other Person or whether or not any other Borrower or other Person is joined in the action or actions. In addition, Agent shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in Article 8 herein.

Section 7.11    Right of Entry.  Subject to the rights of Tenants, upon reasonable prior written notice to Individual Borrower, Agent and its agents shall have the right to enter and inspect the Property at all reasonable times during the business day.

Section 7.12    Agent’s Remedies against Multiple Parcels.   The Debt and the Obligations hereby secured are also secured by other properties, lots and parcels (each an “Other Property” and collectively, the “Other Properties”) covered by other mortgages, deeds of trust and deeds to secure debt (the “Other Mortgages”) within and/or outside the state where the Property is located. If this Security Instrument or any of the Other Mortgages is foreclosed upon, or if judgment is entered upon any Obligations secured hereby, or if Agent exercises its power of sale (if applicable under the laws of the State in which the Property is located), execution may be made upon or Agent may exercise its remedies (including any power of sale (if applicable under the laws of the State in which the applicable Other Property is located)) against any one or more of the Other Properties and not upon the other Other Properties, or upon all of such Other Properties, either together or separately, and at different times or at the same time, and the exercise of such remedies, execution sales or sales under the power of sale herein granted (if applicable under the laws of the state in which the Property is located) may likewise be conducted separately or concurrently, in each case at Agent’s election. No event of enforcement taking place against any Other Property, and no failure to prosecute any such other enforcement, shall in any way stay, preclude or bar enforcement of this Security Instrument, and Agent may pursue any or all of Agent’s rights and remedies under this Security Instrument until the Debt and the Obligations are paid and discharged in full.

ARTICLE 8 - INDEMNIFICATION

Section 8.1      General Indemnification.    Except to the extent caused by the gross negligence, fraud, illegal acts or willful misconduct of the Indemnified Parties (defined below), Individual Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties (hereinafter defined), from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable damages, of whatever kind or nature (including, but not limited, to reasonable attorneys’ fees of outside counsel and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, the Note, the Loan Agreement, this Security Instrument, or any other Loan Documents, each to the extent required or requested by Borrower; (c) any and all lawful action that may be taken by Agent in connection with the enforcement of the provisions of this Security Instrument, the Loan Agreement, the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Individual Borrower, any other Borrower, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to, or death of, persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Individual Borrower or any other Borrower to perform or be in compliance with any of the terms of this Security Instrument, the Note, the Loan Agreement or any of the other Loan Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any Borrower or Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any Indemnified Party of the provisions of this Article 8; (k) any and all claims and demands whatsoever which may be asserted against Agent by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone claiming through Individual Borrower or any other Borrower which may be payable in connection with the funding of the Loan; or (m) any misrepresentation made by Individual Borrower or any other Borrower in this Security Instrument or any other Loan Document, in each case except to the extent such Losses were caused solely as a result of the gross negligence, fraud, illegal acts or willful misconduct of any Indemnified Party. The foregoing indemnification shall not cover liability incurred in connection with a Secondary Market Transaction except as provided in the Loan Agreement. Any amounts payable to Agent by reason of the application of this Section 8.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Agent until paid. For purposes of this Article 8, the term “Indemnified Parties” means Agent, Lender and Trustee and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by this Security Instrument is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

Section 8.2      Mortgage and/or Intangible Tax.   Individual Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

Section 8.3      ERISA Indemnification.  Individual Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, documented and reasonable attorneys’ fees of outside counsel and reasonable and documented out-of-pocket costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any non-exempt prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual non-exempt prohibited transaction exemption under ERISA that may be required, in Agent’s reasonable discretion) that Agent has incurred, directly or indirectly, as a result of a breach of any of the representations made under Section 4.1.9(a) of the Loan Agreement.

Section 8.4      Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. In connection with any indemnification obligations of Individual Borrower hereunder, upon written request by any Indemnified Party, Individual Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties (and attorneys and other professionals selected by Individual Borrower’s insurance carrier shall be deemed approved by the Indemnified Parties). Notwithstanding the foregoing, if the defendants in any such claim or proceeding include Individual Borrower, any other Borrower and any Indemnified Party, and Individual Borrower, any such other Borrower and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Persons or Indemnified Parties that are different from or additional to those available to Individual Borrower or any other Borrower, then such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Individual Borrower’s consent, which consent shall not be unreasonably withheld. Upon written demand, Individual Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and out of pocket disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Section 8.5      Environmental Indemnity. Any obligations under the Environmental Indemnity (as defined in the Loan Agreement) are not part of the Debt and are not secured by this Deed of Trust.

ARTICLE 9 - WAIVERS

Section 9.1      Waiver of Counterclaim. To the extent permitted by applicable law, Individual Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Agent arising out of or in any way connected with this Security Instrument, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations.

Section 9.2      Marshalling and Other Matters. To the extent permitted by applicable law, Individual Borrower hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Individual Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Individual Borrower, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

Section 9.3      Waiver of Notice. To the extent permitted by applicable law, Individual Borrower shall not be entitled to any notices of any nature whatsoever from Agent or Trustee except with respect to matters for which this Security Instrument or the Loan Documents specifically and expressly provides for the giving of notice by Agent or Trustee to Individual Borrower and except with respect to matters for which Agent or Trustee is required by applicable law to give notice, and Individual Borrower hereby expressly waives the right to receive any notice from Agent or Trustee with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Agent or Trustee to Individual Borrower.

Section 9.4      Waiver of Statute of Limitations.    To the extent permitted by applicable law, Individual Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Section 9.5      Survival.  The indemnifications made pursuant to Section 8.3 and the waivers made pursuant to Sections 9.1, 9.2, 9.3 and 9.4 herein, shall continue until the Debt is paid in full force and effect and shall survive and shall in no way be impaired by any of the following: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Agent’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Agent’s rights and remedies pursuant hereto including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Individual Borrower or by Agent following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Individual Borrower from the obligations pursuant hereto. Notwithstanding the provisions of this Security Instrument to the contrary, the liabilities and obligations of Individual Borrower shall not apply to the extent such liability and obligations arise after any Indemnified Party or its nominee acquired title to the Property, whether by foreclosure, exercise of power of sale. deed in lieu of foreclosure or otherwise.

ARTICLE 10 - EXCULPATION

The provisions of Section 9.2 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

ARTICLE 11 - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

ARTICLE 12 - APPLICABLE LAW

Section 12.1 Governing Law.     THE PROVISIONS OF THIS SECURITY INSTRUMENT REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE MORTGAGE, LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE

PROPERTY IS LOCATED. SUBJECT TO THE FOREGOING, IN ALL OTHER RESPECTS THIS SECURITY INSTRUMENT AND THE RIGHTS AND OBLIGATIONS OF INDIVIDUAL BORROWER AND AGENT HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 12.2    Usury Laws.    Notwithstanding anything to the contrary, (a) all agreements and communications between Individual Borrower, any other Borrower and Agent are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Agent shall never exceed the Maximum Legal Rate or amount, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Agent, and (c) if through any contingency or event, Agent receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Agent, or if there is no such indebtedness, shall immediately be returned to Borrower.

Section 12.3    Provisions Subject to Applicable Law.    All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

ARTICLE 13 - DEFINITIONS

All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the term “Individual Borrower” shall mean “each Individual Borrower” and any subsequent owner or owners of the Property or any part thereof or any interest therein, and shall be deemed to refer to each and every Person comprising an Borrower from time to time, jointly and severally, and to include the successors and assigns of each such Person, the term “Borrower” shall be deemed to refer to each and every Person comprising a Borrower from time to time, jointly and severally, and to include the successors and assigns of each such Person, the term “other Borrower” shall mean “each other Borrower and any subsequent maker or makers of the Note,” jointly and severally, and to include the successors and assigns of each such Person, the term “Agent” shall be deemed to refer to Agent and its permitted successors and assigns, the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees”

and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements of outside counsel, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Agent in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

ARTICLE 14 - MISCELLANEOUS PROVISIONS

Section 14.1    No Oral Change.    This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Individual Borrower or Agent, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 14.2    Successors and Assigns.     This Security Instrument shall be binding upon and inure to the benefit of Individual Borrower and Agent and their respective successors and assigns forever.

Section 14.3    Inapplicable Provisions.  If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.

Section 14.4    Headings, etc.  The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 14.5    Number and Gender.    Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 14.6    Subrogation.   If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Agent shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Agent, for the benefit of each Lender, and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Individual Borrower’s and each other Borrower’s obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations.

Section 14.7    Entire Agreement.   The Note, the Loan Agreement, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Individual Borrower (or Borrower, as applicable) and Agent with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Individual Borrower (or Borrower, as applicable) and Agent with respect thereto. Individual Borrower hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by Agent to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.

Section 14.8    Limitation on Agent’s Responsibility.    No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Agent, nor shall it operate to make Agent responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger, other than as a result of actions of Agent that constitute gross negligence or willful misconduct. Nothing herein contained shall be construed as constituting Agent a “mortgagee in possession.”

Section 14.9    WAIVER OF TRIAL BY JURY.   INDIVIDUAL BORROWER, AND BY ITS ACCEPTANCE HEREOF, AGENT, EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS SECURITY INSTRUMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF AGENT, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

ARTICLE 15 - DEED OF TRUST PROVISIONS

Section 15.1    Concerning the Trustee.   Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days’ notice to Individual Borrower and to Agent. Agent may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Agent may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Agent. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

Section 15.2    Trustee’s Fees.    Individual Borrower shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.

Section 15.3    Certain Rights.  With the approval of Agent, Trustee shall have the right to take any and all of the following actions: (a) to select, employ, and advise with counsel (who may be, but need not be, counsel for Agent) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Note, this Security Instrument or the other Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (b) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (c) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith and (d) any and all other lawful action as Agent may instruct Trustee to take to protect or enforce Agent’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered.

Section 15.4    Retention of Money.   All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

Section 15.5    Perfection of Appointment.    Should any deed, conveyance, or instrument of any nature be required from Individual Borrower by any Trustee or substitute trustee to more fully and certainly vest in and confirm to the Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Individual Borrower.

Section 15.6    Succession Instruments.       Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Agent or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in the Trustee’s place.

ARTICLE 16 - STATE-SPECIFIC PROVISIONS

Section 16.1    Principles of Construction.   In the event of any inconsistencies between the terms and conditions of this Article 16 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 16 shall control and be binding.

Section 16.2    Additional Security Agreement Provisions.   (a) With respect to fixtures, Agent or Trustee may elect to treat same as either real property or personal property and proceed to exercise such rights and remedies applicable to the categorization so chosen. Agent may proceed against the items of real property and any items of Property separately or together in any order whatsoever, without in any way affecting or waiving Agent’s rights and remedies under the Uniform Commercial Code, this Security Instrument or the Note. Individual Borrower acknowledges and agrees that Agent’s and any Lender’s rights and remedies under this Security Instrument and the Note shall be cumulative and shall be in addition to every other right and remedy now or hereafter existing at law, in equity, by statute or by agreement of the parties.

(b)        Individual Borrower agrees that this Security Instrument constitutes a financing statement filed as a fixture filing in the Official Records of the County in which the Property is located under Section 9502(c) of the Uniform Commercial Code with respect to any and all fixtures included within the term “Land” or “Property” as used herein and with respect to any goods and other personal property that may now be or hereafter become fixtures. The names and mailing addresses of the debtor (Individual Borrower) and the secured party (Agent) are set forth on the first page of this Security Instrument. Individual Borrower is the record owner of the Property. The personal property described above is the collateral covered by this financing statement. Any reproduction of this Security Instrument or any other security agreement or financing statement shall be sufficient as a financing statement.

Section 16.3    Additional Remedies Provision.    (a) Upon the occurrence and continuance of an Event of Default, Individual Borrower hereby authorizes and empowers Agent in its sole discretion, without any notice or demand and without affecting the lien and charge of this Security Instrument, to exercise any right or remedy which Agent may have available to it, including, but not limited to, judicial foreclosure, exercise of rights of power of sale without judicial action as to any collateral security for the Obligations, whether real, personal or intangible property. Without limiting the foregoing, Individual Borrower specifically agrees that any action maintained by Agent for the appointment of any receiver, trustee or custodian to collect rents, issues or profits or to obtain possession of the Property shall not constitute an “action” within the meaning of §726 of the California Code of Civil Procedure.

(b)        Foreclosure-Power of Sale.  Subject to the requirements of applicable law, Agent may institute a proceeding or proceedings, judicial, or nonjudicial, for the complete or partial foreclosure of this Security Instrument or the complete or partial sale of the Property under power of sale or under any applicable provision of law. Agent may, through the Trustee, sell the Property, and all estate, right, title, interest, claim and demand of Individual therein, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as may be required or permitted by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property.

(c)        Rights Pertaining to Sales.   Subject to the requirements of applicable law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Property under or by virtue of subsection (b) above, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

(i)        Trustee or Agent may conduct any number of sales from time to time. The power of sale set forth above shall not be exhausted by any one or more such sales as to any part of the Property which shall not have been sold, nor by any sale which is not completed or is defective in Agent opinion, until the Debt shall have been paid in full.

(ii)       Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

(iii)      After each sale, Agent, Trustee or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Individual Borrower in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as specified in the Note. Upon the occurrence and during the continuance of an Event of Default, each of Trustee and Agent is hereby appointed the true and lawful attorney-in-fact of Individual Borrower, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Individual Borrower’s name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, Individual Borrower hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Individual Borrower, if requested by Trustee or Agent, shall ratify and confirm any such sale or sales by executing and delivering to Trustee, Agent or such purchaser or purchasers all such instruments as may be advisable, in Trustee’s or Agent’s reasonable judgment, for the purposes as may be designated in such request.

(iv)       Any and all statements of fact or other recitals made in any of the instruments referred to in Subsection (iii) above given by Trustee or Agent shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited.

(v)        Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Individual Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Individual Borrower and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Individual Borrower to the fullest extent permitted by applicable law.

(vi)       Upon any such sale or sales, Agent may bid for and acquire the Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Debt the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Trustee or Agent is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

(vii)      Upon any such sale, it shall not be necessary for Trustee, Agent or any public officer acting under execution or order of court to have present or constructively in its possession any of the Property.

Section 16.4    Additional Waivers.      The following is added to the end of Article 9:

“Upon the occurrence and continuance of an Event of Default, Individual Borrower hereby expressly waives, except as may be prohibited by law, diligence, demand, presentment, protest and notice of every kind and nature whatsoever (unless as otherwise required under this Security Instrument or the Loan Agreement) any right to require Agent to enforce any remedy against any guarantor, endorser or other person whatsoever prior to the exercise of its rights and remedies hereunder or otherwise. Upon the occurrence and continuance of an Event of Default, Individual Borrower waives any right to require Agent to: (i) proceed or exhaust any collateral security given or held by Agent in connection with the Obligations; (ii) give notice of the terms, time and place of any public or private sale of any real or personal property security for the Obligations or guaranty of the Obligations; or (iii) pursue any other remedy in Agent’s power whatsoever. Until all Obligations shall have been paid in full, Individual Borrower: (i) shall not have any right of subrogation to any of the rights of Agent against any guarantor, maker or endorser; (ii) waives any right to enforce any remedy which Agent now has or may hereafter have against any other guarantor, maker or endorser; and (iii) waives any benefit of, and any other right to participate in, any collateral security for the Obligations or any guaranty of the Obligations now or hereafter held by Agent.”

Section 16.5    Loan Document Approval.    Individual Borrower has read and hereby approves the Note, the Loan Agreement, this Security Instrument, the other Loan Documents and all other documents relating thereto. Individual Borrower acknowledges that it has been represented by counsel of its choice to review the Note, the Loan Agreement, this Security Instrument, the other Loan Documents and all other documents relating thereto and said counsel has explained and Individual Borrower understands the provisions thereof, or that Individual Borrower has voluntarily declined to retain such counsel.

Section 16.6    One Action Rule.    This Security Instrument is not collateral or security for the debt of Individual Borrower pursuant to the Loan unless Agent expressly elects in writing to make this Security Instrument additional collateral or security for the debt of Individual Borrower pursuant to the Loan, which Agent is entitled to do in its sole discretion.

Section 16.7    Power of Sale Provisions.   For any sale under the power of sale granted by this Security Instrument, the Agent, its successors and assigns, may elect to cause the Property or any part thereof to be sold as follows:

(a)        Agent may proceed as if all of the Property were real property, in accordance with subparagraph (d) below, or Agent may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Land without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with subparagraph (c) below, separate and apart from the sale of real property, the remainder of the Property being treated as real property.

(b)        Agent may cause any such sale or other disposition to be conducted immediately following the expiration of any grace period if any, herein provided (or immediately upon the expiration of any redemption and period required by law) as specified in subparagraph (a) above or Agent may delay any such sale or other disposition for such period of time as Agent deems to be in its best interest. Should Agent desire that more than one such sale or the disposition be conducted, Agent may at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and such order as Agent may deem to be in its best interest.

(c)        Should Agent elect to cause any of the Property to be disposed of as personal property as permitted by subparagraph (a) above, it may dispose of any part hereof in any manner now or hereafter permitted by Article 9 of the Uniform Commercial Code or in accordance with any other remedy provided by law. Both Individual Borrower and Agent shall be eligible to purchase any part or all of such property at any such disposition. Any such disposition may be either public or private as Agent may so elect, subject to the provisions of the Uniform Commercial Code. Agent shall give Individual Borrower at least five (5) days’ prior written notice of the time and place of any public sale or other disposition of such property or of the time at or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Individual Borrower as provided in subparagraph (k) hereof, it shall constitute reasonable notice to Individual Borrower.

(d)        Should Agent elect to sell the Property which is real property or which Agent has elected to treat as real property, upon such election Agent or Trustee shall give notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, Trustee, at the time and place specified in the notice of sale, shall sell such Property, or any portion thereof specified by Agent, at public auction to the highest bidder for cash in lawful money of the United States, subject, however, to the provisions of subparagraph (i) hereof, Trustee for good cause may, and upon request of Agent shall, from time to time, postpone the sale by public announcement thereof at the time and place notice therefor. If the Property consists of several lots or parcels, Agent may designate the order in which such lots or parcels shall be offered for sale or sold. Any person, including Individual Borrower, Trustee, any Lender or Agent, may purchase at the sale. Upon any sale Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession.

(e)        In the event of the sale or other disposition of any such property, or any part thereof, and the execution of a deed or other conveyance, pursuant thereto, the recitals therein of facts, such as a default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchaser, payment of purchase money, and any other fact affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts; and any such deed of conveyance shall be conclusive against all persons as to such facts recited therein.

(f)        Agent and/or Trustee shall apply the proceeds of any sale or disposition hereunder to payment of the following: (1) the expenses of such sale or disposition together with Trustee’s fees and reasonable attorneys’ fees, and the actual cost of publishing, recording, mailing and posting notice; (2) the cost of any search and/or other evidence of title procured in connection therewith and transfer tax on any deed or conveyance; (3) all sums expended under the terms hereof, not then repaid, with accrued interest in the amount provided herein; (4) all other sums secured hereby; and (5) the remainder if any to the person or persons legally entitled thereto.

(g)        The acknowledgment of the receipt of the purchase money, contained in any deed or conveyance executed as aforesaid, shall be sufficient discharge from all obligations to see to the proper application of the consideration therefor.

(h)        Individual Borrower hereby expressly waives, except as may be prohibited by law, any right which it may have to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto.

(i)        Upon any sale of the Property, whether made under a power of sale herein granted or pursuant to judicial proceedings, if the holder of the Note is a purchaser at such sale, it shall be entitled to use and apply all or any portion of the Debt then secured hereby for or in settlement or payment of all or any portion of the purchase price of the property purchased, and, in such case, this Security Instrument, the Note and documents evidencing expenditures secured hereby shall be presented to the person conducting the sale in order that the amount of said Debt so used or applied may be credited thereon as having been paid.

(j)        Every power or remedy given by this instrument to Trustee or Agent, or to which of them may be otherwise entitled, may be exercised from time to time and as often may be deemed expedient by Trustee or Agent, and either of them pursue inconsistent remedies. If there exists additional security for the performance of the Obligations secured hereby, the holder of the Note, at its sole option and without limiting or affecting any rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever other rights it may have in connection with such other security or in such offer as it may determine.

(k)        Individual Borrower hereby requests that every notice of default and every notice of sale be given in accordance with the provisions of the Loan Agreement except as otherwise required by statute. Individual Borrower may, from time to time, change the address to which notice of default and sale hereunder shall be sent by both filing a request therefor, in the manner provided by the California Civil Code, Section 2924b, and sending a copy of such request to Agent, its successors or assigns in accordance with the provisions of the Loan Agreement.

Section 16.8    Additional Revisions to Security Instrument Provisions.   The following provisions of the Security Instrument are hereby revised as follows:

(a)        Section 1.1(m):  The reference to “Agent” shall refer to “Agent and/or Trustee.”

(b)        Section 1.5:  The third paragraph under subheading “Conditions to Grant” shall be deleted and replaced with the following:

“PROVIDED, HOWEVER, upon written request of Agent stating that all Debt secured hereby has been paid, and upon the surrendering of this Security Instrument, and the Note to Trustee for cancellation and retention and upon payment by Individual Borrower of Trustee’s fees, Trustee shall reconvey to Individual Borrower, or to the person or persons legally entitled thereto, without warranty, any portion of the estate hereby granted and then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as “the person or persons legally entitled thereto.”

(c)        Article 6:  Section 6.1 and 6.2 are hereby deleted and replaced with the following:

“Section 6.1 Lender Reliance.  Individual Borrower acknowledges that Lender has examined and relied on the experience of Individual Borrower and its general partners, members, principals and (if Individual Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Individual Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Individual Borrower acknowledges that Agent and each Lender have a valid interest in maintaining the value of the Property so as to ensure that, should Individual Borrower commit an Event of Default in the repayment of the Debt or the performance of the Other Obligations, Agent can recover the Debt by a sale of the Property.

Section 6.1 No Transfer.  Individual Borrower shall not permit or suffer any Transfer to occur, unless Agent shall consent thereto in writing.

(d)        Section 7.1:  The first paragraph shall be deleted and replaced with the following:

Upon the occurrence and during the continuance of any Event of Default, Individual Borrower agrees that to the extent permitted by applicable law and in accordance with the terms of the Loan Agreement, Agent (by or through Trustee or itself) may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Individual Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Agent may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Agent and any Lender:

(e)        Section 7.2:  The reference to “Agent” shall refer to “Agent or by Trustee, as the case may be”.

Section 16.9    Dwellings.  No portion of the proceeds of the Loan shall be used by Individual Borrower to finance the purchase or construction of real property containing four (4) or fewer residential units or on which four (4) or fewer residential units are to be constructed. No portion of the Property is or will be a “dwelling” within the meaning of Section 10240.1 or Section 10240.2 of the California Business and Professions Code.

Section 16.10  Supplemental Environmental Provisions.  In the event that any portion of the Property is determined to be “environmentally impaired” (as “environmentally impaired” is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an “affected parcel” (as “affected parcel” is defined in California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Agent’s, any Lender’s or Trustee’s rights and remedies under this Security Instrument, Agent may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (i) waive its lien on such environmentally impaired or affected portion of the Property, and (ii) exercise the rights and remedies of an unsecured creditor, including reduction of its claim against Individual Borrower to judgment and any other rights and remedies permitted by law. For purposes of determining Agent’s right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Individual Borrower shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Property and Individual Borrower knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release. Agent shall have the right under Article VII of this Security Instrument to allocate amounts recovered on the Debt first to those portions thereof other than damages and other amounts recoverable under California Code of Civil Procedure Section 736, and thereafter to damages and other amounts recoverable under said Article.

Section 16.11   Action for Environmental Claims.  In accordance with, and subject to limitations of, California Code of Civil Procedure Section 736, Agent may seek a judgment that Individual Borrower has breached its covenants, representations and/or warranties with respect to the environmental matters contained in this Security Instrument or the other Loan Documents (the “Environmental Provisions”), and may commence and maintain an action or actions in any court of competent jurisdiction for enforcement of the Environmental Provisions and/or recovery of any all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses (including, without limitation, court costs, consultants’ fees and attorneys’ fees, whether incurred in litigation or not and whether before or after judgment), incurred or advanced by Agent pursuant to the Environmental Provisions (collectively, the “Environmental Costs”), excluding, however, any Environmental Costs not permitted to be recovered pursuant to Section 736 of the California Code of Civil Procedure. Environmental Costs that are not permitted to be recovered pursuant to Section 736 may be referred to hereinafter as the “Unsecured Environmental Costs,” and Environmental Costs other than the Unsecured Environmental Costs may be referred to hereinafter as the “Secured Environmental Costs.” Any Unsecured Environmental Costs shall not be secured by this Security Instrument; however, nothing herein shall prevent Agent from recovering any Unsecured Environmental Costs pursuant to the Environmental Indemnity to the extent they are recoverable in accordance with said Environmental Indemnity. All Secured Environmental Costs incurred by Agent shall bear interest at the default rate provided under the Note. All Secured Environmental Costs together with interest thereon at the rate then in effect under the Note shall be secured by this Security Instrument and shall enjoy the same priority as the original principal amount of the Note. Individual Borrower acknowledges and agrees that notwithstanding any term or provision contained in this Security Instrument or in the Note, Loan Agreement or other Loan Documents, Environmental Costs shall be exceptions to any nonrecourse or exculpatory provision, if any, and Individual Borrower shall be fully and personally liable for Environmental Costs. Such liability shall not be limited to the original principal amount of the obligations secured by this Security Instrument. Individual Borrower’s obligations hereunder shall survive foreclosure, deed in lieu of foreclosure, release, reconveyance or any other transfer of the Property or this Security Instrument. For the purposes of any action brought under this Section, Individual Borrower hereby waives the defense of laches and any applicable statute of limitations.

Section 16.12  Hazard Insurance Disclosure.  This Section is being furnished by Agent in compliance with Section 2955.5(b) of the California Civil Code. California Civil Code Section 2955(a) reads as follows: “No lender shall require a borrower, as a condition of receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property.” Individual Borrower acknowledges and agrees that the above disclosure was made by Agent to Individual Borrower prior to execution of this Security Instrument, the Note, the Loan Agreement, or the Other Loan Documents.

Section 16.13  Additional Waivers.

(a)        Individual Borrower hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so Individual Borrower shall be liable even if each other Borrower (each an “Other Obligor” and, collectively, the “Other

Obligors”) had no liability at the time of execution of the Note, the Loan Agreement, the Security Instrument or any other Loan Document, or thereafter ceases to be liable. Individual Borrower hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so Individual Borrower’s liability may be larger in amount and more burdensome than that of Other Obligors. Individual Borrower waives all rights to require Agent or any Lender to pursue any other remedy it may have against any Other Obligor, or any shareholder, member or partner of any Other Obligor, including any and all benefits under California Civil Code Section 2845, 2849 and 2850. Individual Borrower further waives any rights, defenses and benefits that may be derived from Sections 2787 to 2855, inclusive, of the California Civil Code or comparable provisions of the laws of any other jurisdiction and further waives all other suretyship defenses Individual Borrower would otherwise have under the laws of California or any other jurisdiction.

(b)        Upon a default under the Note, the Loan Agreement or the other Loan Documents, Agent in its sole discretion, without prior notice to or consent of Individual Borrower, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Loan, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Loan or any part of it or make any other accommodation with any Other Obligor or Individual Borrower, or (iv) exercise any other remedy against any Other Obligor, Individual Borrower, or any security. No such action by Agent or Lender shall release or limit the liability of Individual Borrower, who shall remain liable under this Security Instrument after the action, even if the effect of the action is to deprive Individual Borrower of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from any Other Obligor for any sums paid to Agent or Lender, whether contractual or arising by operation of law or otherwise. Individual Borrower expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Agent or any Lender or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Loan.

(c)        Regardless of whether Individual Borrower may have made any payments to Agent, Individual Borrower hereby waives: (A) all rights of subrogation, indemnification, contribution and any other rights to collect reimbursement from any Other Obligor or any other party for any sums paid to Agent or any Lender, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (B) all rights to enforce any remedy that Agent or any Lender may have against any Other Obligor, and (C) all rights to participate in any security now or later to be held by Agent for the benefit of each Lender for the Loan. The waivers given in this subsection (c) shall be effective until the Loan has been paid and performed in full.

(d)        Individual Borrower waives all rights and defenses arising out of an election of remedies by Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Individual Borrower’s rights of subrogation and reimbursement against any Other Obligor by operation of Section 580d of the California Code of Civil Procedure or otherwise. Individual Borrower further waives any right to a fair value hearing under California Code of Civil Procedure Section 580a, or any other similar law, to determine the size of any deficiency owing (for which any Other Obligor would be liable hereunder) following a non-judicial foreclosure sale.

(e)        Without limiting the foregoing or anything else contained in this Security Agreement, Individual Borrower waives all rights and defenses that Individual Borrower may have because the Loan is secured by real property. This means, among other things:

(i)        That Agent may collect from Individual Borrower without first foreclosing on any real or personal property collateral pledged by any Other Obligor; and

(ii)       If Agent forecloses on any real property collateral pledged by any Other Obligor: (x) the amount of the Loan may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (y) Agent may collect from Individual Borrower even if Agent, by foreclosing on the real property collateral, has destroyed any right Individual Borrower may have to collect from any Other Obligor.

This subsection (e) is an unconditional and irrevocable waiver of any rights and defenses Individual Borrower may have because the Loan is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(f)        Individual Borrower waives all rights and defenses arising out of any failure of the Agent or any Lender to disclose to Individual Borrower any information relating to the financial condition, operations, properties or prospects of any Other Obligor now or in the future known to the Agent or any Lender (Individual Borrower waiving any duty on the part of the Agent or any Lender to disclose such information).

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IN WITNESS WHEREOF, this Security Instrument has been executed by Individual Borrower as of the day and year first above written.

          INDIVIDUAL BORROWER:

NOTARY ACKNOWLEDGMENT

STATE OF	)
	)	ss.:
COUNTY OF	)

I, the undersigned, a Notary Public in and for said county in the state aforesaid, do hereby certify that                             , the                              of                              , a                              , who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as such                               as his own free and voluntary act and as the free and voluntary act of said                               on behalf of said                             , for the uses and purposes set forth therein.

GIVEN under my hand and notarial seal, this          day of                  , 2015.

Notary Public

My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT A